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                                                                    EXHIBIT 99.1


          PCTEL, INC. TERMINATES THE ENGAGEMENT OF ARTHUR ANDERSEN LLP
                             AS INDEPENDENT AUDITORS

        MILPITAS, Calif. -- MAY 14, 2002 -- PCTEL, Inc. (NASDAQ: PCTI), a leading provider of personal connectivity and Internet access technology, today announced that its Board of Directors has terminated the engagement of Arthur Andersen LLP as its independent auditors, effective May 9, 2002.

ABOUT PCTEL

        PCTEL, founded in March 1994, is a leading provider of innovative, cost-effective Internet access solutions, including analog soft modems, and embedded DSP-based modems. The company is built upon a wide-ranging and comprehensive portfolio of more than 80 analog and broadband communications patents, issued or pending, including the key and essential patents for Host Signal Processing (HSP) modem technology. PCTEL products are available to PC and data communications equipment manufacturers. PCTEL is located at 1331 California Circle, Milpitas, CA., 95035. Telephone: 408-965-2100. Fax: 408-895-0178. For
more information on PCTEL products, visit the PCTEL website at http://www.pctel.com.

CONTACTS:

               John Schoen                       Jack Seller
               COO/CFO                           Public Relations
               PCTEL, Inc.                       PCTEL, Inc.
               (408) 965-2162                    (408) 965-2127
               john_schoen@pctel.com             jack_seller@pctel.com